Exhibit 10.6

OMNIBUS ASSIGNMENT AND ASSUMPTION AGREEMENT
(Lion Oil Trading & Transportation, LLC to DK Trading & Supply, LLC)

THIS OMNIBUS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is made and entered into this 13th day of September, 2022 to be effective as of July 1, 2022 (“Effective Date”), by and between LION OIL TRADING & TRANSPORTATION, LLC (“Assignor”) and DK TRADING & SUPPLY, LLC (“Assignee”), and, for the limited purpose set forth in Section 3 hereof, the party set forth on Schedule 1 hereto (“Counterparty”).

WITNESSETH:

WHEREAS, Assignor entered into that certain agreement listed on Exhibit A (“Agreement”);

WHEREAS, Assignor has agreed to assign all of its right, title and interest in the Agreement to Assignee;

WHEREAS, Assignee has agreed to assume Assignor’s obligations and liabilities under the Agreement to the extent first arising during and related to periods from and after the Effective Date, and

WHEREAS, the Counterparty desires to provide its acknowledgement and/or consent to such assignment and assumption.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.Assignment and Assumption. Assignor hereby assigns all of its right, title and interest in, to and under the Agreement to Assignee. Assignee hereby assumes all of the obligations and liabilities of Assignor under the Agreement to the extent, but only to the extent, such obligations and liabilities first arise and relate to periods from and after the Effective Date; provided Assignor shall remain responsible for and Assignee is not assuming any obligations or liabilities of Assignor under the Agreement that (i) arose prior to the Effective Date, (ii) are related to an event, matter or circumstance that occurred prior to the Effective Date, even though such obligations or liabilities do not accrue until after the Effective Date, or (iii) result from or relate to any default by Assignor under the Agreement prior to the Effective Date (the obligations and liabilities described in subparagraphs (i) through (iii) of this Section 1 are collectively referred to as the “Retained Liabilities”). In the event there are any Retained Liabilities, Assignee may, at its option and in addition to its other rights and remedies hereunder, at law or in equity, satisfy such Retained Liabilities, in which case Assignor shall reimburse Assignee for all reasonable costs and expenses that Assignee incurs in connection therewith.

2.Indemnity.

(a)Assignor shall indemnify, defend (with counsel reasonably satisfactory to Assignee) and hold harmless Assignee for, from and against all claims, demands, losses, damages, liabilities, costs and expenses, including, but not limited to, reasonable attorneys’ fees, arising out of or in connection with (i) Assignor’s failure to observe, perform and discharge each and every one of its obligations and liabilities under the Agreement not expressly assumed by Assignee under Section 1 of this Assignment, including, without limitation, the Retained Liabilities, or (ii) any default by Assignor under the Agreement occurring prior to the Effective Date.

(b)Assignee shall indemnify, defend (with counsel reasonably satisfactory to Assignor) and hold harmless Assignor for, from and against all claims, demands, losses, damages, liabilities, costs and

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expenses, including, but not limited to, reasonable attorneys’ fees, arising out of or in connection with (i) Assignee’s failure to observe, perform and discharge each and every one of the obligations and liabilities under the Agreement expressly assumed by Assignee under Section 1 of this Assignment, or (ii) any default by Assignee under the Agreement occurring from and after the Effective Date.

3.Acknowledgement and Consent of Counterparties. The Counterparty hereby joins in this Assignment solely for the limited purpose of indicating its acknowledgement of and, if required by the terms of the Agreement, its consent to the foregoing assignment and assumption of the Agreement.

4.Notice Address. The address for notice (i) between Assignor and Assignee in connection with this Assignment and (ii) to Assignee as successor to Assignor under the Agreement shall be as follows:

If to Assignor:    Lion Oil Trading & Transportation, LLC
c/o Delek US Holdings, Inc. 7102 Commerce Way
Brentwood, Tennessee 37027 Attn: General Counsel
Email: legalnotices@delekus.com

If to Assignee:    DK Trading & Supply, LLC
c/o Delek US Holdings, Inc. 7102 Commerce Way
Brentwood, Tennessee 37027 Attn: General Counsel
Email: legalnotices@delekus.com

5.Status. Assignor hereby represents and warrants to Assignee that: (i) the Agreement has not been amended, modified or supplemented; (ii) Assignor is the sole owner and holder of its interest in the Agreement and the same have not been previously assigned, pledged, collaterally assigned, hypothecated or encumbered; (iii) Assignor has the right, power and authority necessary to validly assign its right, title and interest in the Agreement to Assignee, without obtaining the consent of any third party whose consent has not been obtained; (iv) Assignor’s right, title and interest in the Agreement is not subject to any lien or other encumbrance; (v) the Agreement are in full force and effect; (vi) Assignor is not in default under the Agreement and no circumstance or matter exists that with the giving of notice, the passage of time, or both would constitute such a default; and (vii) to the best of Assignor’s knowledge, no counterparty is in default under the Agreement and no circumstance or matter exists that with the giving of notice, the passage of time or both would constitute such a default.

6.Successors and Assigns. The Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.Entire Agreement. This Assignment constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.

8.Severability. In the event any provision of this Assignment shall be prohibited by or invalidated under applicable laws, the remaining provisions of this Assignment shall remain fully effective.

9.No Waiver. No waiver of any provision of this Assignment shall be deemed to have been made unless expressed in writing and signed by the party charged therewith. The failure of any party to insist in any one or more instances upon the strict performance of any provision of this Assignment or to take advantage of any of its rights under this Assignment shall not be construed as a waiver of such provision or

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the relinquishment of such rights. No delay or omission in the exercise of any remedy accruing upon the breach of this Assignment shall impair such remedy or be construed as a waiver of such breach. The waiver of any breach of this Assignment shall not be deemed a waiver of any other breach of the same or any other provision hereof.

10.Construction. Whenever the context may require, any pronoun used in this Assignment shall include the masculine, feminine and neuter forms. All references to articles, sections and paragraphs shall be deemed references to the articles, sections and paragraphs of this Assignment, unless the context shall indicate otherwise. The terms “hereof”, “hereunder” and similar expressions refer to this Assignment as a whole and not to any particular article, section or paragraph contained herein. The titles of the articles, sections and paragraphs of this Assignment are for convenience only and shall not affect the meaning of any provision hereof. The parties have agreed to the particular language of this Assignment, and any question regarding the meaning of this Assignment shall not be resolved by a rule providing for interpretation against the party who caused the uncertainty to exist or against the draftsman. FOR PURPOSES OF THIS ASSIGNMENT, TIME SHALL BE CONSIDERED OF THE ESSENCE.

11.Attorneys’ Fees. In the event any legal proceeding is commenced related to this Assignment, the prevailing party in such proceeding shall be entitled to recover its reasonable attorneys’ fees, court costs and litigation expenses from the non-prevailing party therein.

12.Waiver of Jury Trial. EACH OF THE PARTIES TO THIS ASSIGNMENT HEREBY EXPRESSLY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM ARISING UNDER OR RELATED TO THIS ASSIGNMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING.

13.Governing Law. This Assignment shall be governed by the laws of the State of Tennessee.

14.Miscellaneous. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Electronic signatures shall be valid and sufficient to bind any party to this Assignment. Signatures to this Assignment transmitted by facsimile, email or other electronic transmission (for example, through the use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. The exchange of copies of this Assignment and of signature pages by electronic mail or other means of electronic transmission (including, without limitation, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Assignment as to the parties. Signatures of the parties to this Assignment transmitted by electronic mail or other means of electronic transmission (including, without limitation, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will be deemed to be their original signatures for all purposes. This Assignment may only be modified by a written instrument executed by Assignor and Assignee. The parties acknowledge that all exhibits referenced in this Assignment are attached hereto and are incorporated herein.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

Lion Oil Trading & Transportation, LLC

By:	/s/ Todd O'Malley
Name:	Todd O'Malley
Title:	Executive Vice President, COO

ASSIGNEE:

DK Trading & Supply, LLC

By:	/s/ Todd O'Malley
Name:	Todd O'Malley
Title:	Executive Vice President, COO

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Schedule 1
Acknowledgement and Consent of Counterparty to the Agreement

As set forth in Section 3 of the Assignment, the Counterparty to the Agreement hereby joins in this Assignment solely for the limited purpose of indicating its acknowledgement of and, if required by the terms of the Agreement, its consent to the foregoing assignment and assumption of the Agreement.

Delek Marketing & Supply, LP
By: Delek Marketing GP, LLC General Partner

By:	/s/ Odely Sakazi
Name:	Odely Sakazi
Title:	Senior Vice President

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Exhibit A
AGREEMENT

1.Throughput and Deficiency Agreement, dated March 31, 2020, by and between Lion Oil Trading & Transportation, LLC and Delek Marketing & Supply, LP (Big Spring Gathering), as amended.

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